Exhibit 99.1
The Beauty Health Company Prices Upsized $650 Million Convertible Senior Notes Offering

LONG BEACH, Calif.—(BUSINESS WIRE)—September 9, 2021—The Beauty Health Company ("BeautyHealth" or the "Company"; NASDAQ:SKIN) today announced the pricing of its offering of $650,000,000 aggregate principal amount of 1.25% convertible senior notes due 2026 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $400,000,000 aggregate principal amount of notes. The issuance and sale of the notes are scheduled to settle on September 14, 2021, subject to customary closing conditions. BeautyHealth also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $100,000,000 principal amount of notes.

The notes will be senior, unsecured obligations of BeautyHealth and will accrue interest at a rate of 1.25% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2022. The notes will mature on October 1, 2026, unless earlier repurchased, redeemed or converted. Before April 1, 2026, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after April 1, 2026, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. BeautyHealth will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock, par value $0.0001 per share (the “common stock”), or a combination of cash and shares of its common stock, at BeautyHealth’s election. The initial conversion rate is 31.4859 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $31.76 per share of common stock. The initial conversion price represents a premium of approximately 32.5% over the last reported sale price of $23.97 per share of BeautyHealth’s common stock on September 9, 2021. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at BeautyHealth’s option at any time, and from time to time, on or after October 6, 2024 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of BeautyHealth’s common stock exceeds 130% of the conversion price for a specified period of time and certain liquidity conditions have been satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require BeautyHealth to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

BeautyHealth estimates that the net proceeds from the offering will be approximately $631.5 million (or approximately $728.7 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. BeautyHealth intends to use approximately $78.1 million of the net proceeds to fund the cost of entering into the capped call transactions described below. BeautyHealth intends to use the remainder of the net proceeds from the offering to fund potential future acquisitions, working capital expenditures and for general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, then BeautyHealth intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below.

In connection with the pricing of the notes, BeautyHealth entered into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to customary anti-dilution adjustments, the number of shares of BeautyHealth’s common stock underlying the notes. If the initial purchasers exercise their option to purchase additional notes, BeautyHealth expects to enter into additional capped call transactions with the option counterparties.

The cap price of the capped call transactions will initially be $47.94 per share, which represents a premium of 100% over the last reported sale price of BeautyHealth’s common stock of $23.97 per share on September 9, 2021, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to BeautyHealth’s common stock upon any conversion of the notes and/or offset any potential cash payments BeautyHealth is required to make in excess of the principal amount of converted notes, as the case may be, upon conversion of the notes. If, however, the market price per share of BeautyHealth’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to BeautyHealth’s common stock and/or purchase shares of BeautyHealth’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of BeautyHealth’s common stock or the notes at that time.

BeautyHealth has been advised that, in addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to BeautyHealth’s common stock and/or purchasing or selling BeautyHealth’s common stock or other securities of BeautyHealth in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and are likely to do so following any conversion of the notes, any repurchase of the notes by BeautyHealth on any fundamental change repurchase date, any redemption date or any other date on which the notes are retired by BeautyHealth, in each case if BeautyHealth exercises the relevant election to terminate the corresponding portion of the capped call transactions). This activity could also cause or avoid an increase or decrease in the market price of BeautyHealth’s common stock or the notes, which could affect the ability of noteholders to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares, if any, and value of the consideration that noteholders will receive upon conversion of the notes.

The notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About The Beauty Health Company

BeautyHealth is a category-creating beauty health company focused on bringing innovative products to market. Our flagship brand, HydraFacial, is a non-invasive and approachable beauty health platform and ecosystem with a powerful community of estheticians, consumers and partners, bridging medical and consumer retail to democratize and personalize skin care solutions for the masses. Leading the charge in beauty health as a category-creator, HydraFacial uses a unique delivery system to cleanse, extract, and hydrate with their patented hydradermabrasion technology and super serums that are made with nourishing ingredients, providing an immediate outcome and creating an instantly gratifying glow in just three steps and 30 minutes. HydraFacial® and Perk™ products are available in over 87 countries with over 18,000 Delivery Systems globally and millions of treatments performed each year.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion of the offering and the expected amount and intended use of the net proceeds and the effects of entering into the capped call transactions described above. Forward-looking statements represent BeautyHealth’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to BeautyHealth’s business, including those described in periodic reports that BeautyHealth files from time to time with the Securities and Exchange Commission. BeautyHealth may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and BeautyHealth does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact Information

ICR, Inc.
Investors: Dawn Francfort
Email: BeautyHealthIR@icrinc.com
Press: Alecia Pulman
Email: alecia.pulman@icrinc.com
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